                      First USA Credit Card Master Trust
               Class A Floating Rate Asset Backed Certificates,
                                 Series 1996-6
               Class B Floating Rate Asset Backed Certificates,
                                 Series 1996-6


                            UNDERWRITING AGREEMENT
                            ----------------------

                                            October 17, 1996

Bear, Stearns & Co. Inc.
  as Representative of the
Underwriters set forth herein
245 Park Avenue
New York, New York 10167

Ladies and Gentlemen:

                  First USA Bank, a Delaware chartered banking corporation (the "Bank"), has duly authorized the issuance and sale to Bear, Stearns & Co. Inc.
 ----
(the "Representative"), J.P. Morgan Securities Inc. and NationsBanc Capital
      --------------
Markets, Inc., as underwriters (each individually, an "Underwriter" and
                                                       -----------
collectively, the "Underwriters") of First USA Credit Card Master Trust
                   ------------
$862,650,000 aggregate principal amount of Class A Floating Rate Asset Backed Certificates, Series 1996-6 (the "Class A Certificates") and $78,000,000
                                  --------------------
aggregate principal amount of Class B Floating Rate Asset Backed Certificates, Series 1996-6 (the "Class B Certificates" and together with the Class A
                    --------------------
Certificates, the "Certificates"). The Certificates will be issued pursuant to a
                   ------------
Pooling and Servicing Agreement, dated as of September 1, 1992 (the "Master
                                                                     ------
Pooling and Servicing Agreement"), as supplemented by the Series 1996-6
-------------------------------
Supplement dated as of November 13, 1996 (the "Supplement" and together with the
                                               ----------
Master Pooling and Servicing Agreement, the "Pooling and Servicing Agreement"),
                                             -------------------------------
each by and between the Bank, as transferor and servicer, and The Bank of New York (Delaware) (the "Trustee").
                      -------

                  Each Certificate will represent an undivided interest in certain assets of First USA Credit Card Master Trust (the "Trust"). The property
                                                           -----
of the Trust will include, among other things, receivables (the "Receivables")
                                                                 -----------
arising under certain

MasterCard(R) and VISA(R)/*/ revolving credit card accounts (the "Accounts").
                                                                  --------

                  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

                  1.       Representations, Warranties and Agreements of the
                           -------------------------------------------------
Bank.  The Bank represents and warrants to, and agrees with, the
----
Underwriters as follows:

                           (a)  The Bank has filed with the Securities and

Exchange Commission (the "Commission"), on Form S-3, a registration statement,
                          ----------
including a form of prospectus supplement (Registration No. 33-99362) pursuant to Rule 415 under the Securities Act of 1933, as amended (such act, the "Act").
                                                                         ---
The Bank may have filed one or more amendments thereto each of which amendments has previously been furnished to each of the Underwriters. The Bank will also file with the Commission a prospectus supplement in accordance with Rule 424(b) under the Act. As filed, the registration statement as amended, the form of prospectus supplement, and any prospectuses or prospectus supplements filed pursuant to Rule 424(b) under the Act relating to the Certificates shall, except to the extent that the Underwriters shall agree in writing to a modification, be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus supplement which has previously been furnished to the Underwriters) as the Bank has advised the Underwriters, prior to the Execution Time, will be included or made therein.

                  For purposes of this Agreement, "Effective Time" means the
                                                   --------------
date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. Such
                 --------------
registration statement, as amended at the Effective Time, and including the exhibits thereto and any material incorporated by reference therein (including any Computational Materials, ABS Term Sheets, Structural Term Sheets and Collateral Term Sheets (as defined in Section 3(b) of this Agreement) filed on Form 8-K), is hereinafter referred to as the "Registration Statement," and any
                                              ----------------------
prospectus supplement (the "Prospectus Supplement") relating to the
                            ---------------------
Certificates, as filed

--------
* VISA(R) and MasterCard(R) are registered trademarks of Visa USA Incorporated and MasterCard International Incorporated, respectively.

with the Commission pursuant to and in accordance with Rule 424(b) ("Rule
                                                                     ----
424(b)") under the Act is, together with the prospectus filed as part of the
------
Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) being hereinafter referred to as the "Basic
                                                                         -----
Prospectus"), hereinafter referred to as the "Prospectus". "Execution Time"
----------                                    ----------    --------------
shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                           (b)  On the Effective Date and on the date of this
Agreement, the Registration Statement did or will, and, when the Prospectus was first filed and on the Closing Date, the Prospectus did or will, comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission (the "Rules and Regulations"); on the Effective
                                    ---------------------
Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus did not or will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Bank makes no representation or warranty
            --------  -------
as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Bank by the Underwriters specifically for use in connection with preparation of the Registration Statement or the Prospectus.

                           (c)  Since the respective dates as of which
information is given in the Registration Statement and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial condition, stockholders' equity, results of operations, regulatory status or business prospects of the Bank and (ii) the Bank has not entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Bank that, in either case, would reasonably be expected to materially adversely affect the interests of the holders of the Certificates, otherwise than as set forth or contemplated in the Prospectus.

                           (d)  The Bank is duly organized, validly existing
and in good standing as a banking corporation under the laws of the State of Delaware and is qualified to transact business in and is in good standing under the laws of each state in which its activities require such qualification, and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, the Spread Account Agreement dated as of November 13, 1996 by and between the Bank and the Trustee (the "Spread Account Agreement"), the Pooling and Servicing Agreement, and the Certificates.

                           (e)  This Agreement has been duly authorized and
validly executed and delivered by the Bank.

                           (f)  The Pooling and Servicing Agreement has been
duly authorized and, when executed and delivered by the Bank and assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Pooling and Servicing Agreement will have been duly and validly executed by the Bank and will conform in all material respects to the description thereof contained in the Prospectus.

                           (g)  The Certificates have been duly and validly
authorized by all required action of the Bank, and when duly and validly executed by the Bank, authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement, and delivered to and paid for by the Underwriters as provided herein, will be validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement. As of the Closing Date, the Certificates will have been duly and validly executed by the Bank, and will conform in all material respects to the descriptions thereof contained in the Prospectus.

                           (h)  The Spread Account Agreement has been duly
authorized, and when executed and delivered by the Bank and assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is pursuant to a proceeding in equity or at law). As of the Closing Date, the Spread Account Agreement will have been validly executed by the Bank.

                           (i)  The Receivables delivered on the Closing Date
to the Trustee pursuant to the Pooling and Servicing Agreement will conform in all material respects with the description thereof contained in the Prospectus.

                           (j)  Neither the transfer of the Receivables to
the Trustee, nor the issuance, sale and delivery of the Certificates, nor the execution or delivery of this Agreement, the Spread Account Agreement, or the Pooling and Servicing Agreement, nor the consummation of any of the transactions herein or therein contemplated, nor the fulfillment of the terms of the Certificates, the Pooling and Servicing Agreement, the Spread Account Agreement, or this Agreement, will result in the breach of any term or provision of the charter or by-laws of the Bank, or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Bank is a party or by which it or its properties is bound or may be affected or any statute, order or regulation applicable to the Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Bank or will result in the creation of any Lien upon any property or assets of the Bank (other than as contemplated in the Pooling and Servicing Agreement). The Bank is not a party to, bound by, or in breach or violation of, any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over it, that materially and adversely affects the ability of the Bank to perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Spread Account Agreement, or the Certificates.

                           (k)  There are no charges, investigations,
actions, suits, claims or proceedings before or by any court, regulatory body, administrative agency, governmental body or arbitrator now pending or, to the best knowledge of the Bank, threatened that, separately or in the aggregate (i) could have a material adverse effect on (x) the general affairs, business, management financial condition, stockholders' equity, results of operations, regulatory status or business prospects of the Bank or (y) the ability of the Bank to perform its obligations under this Agreement, the Spread Account Agreement, the Pooling and Servicing Agreement, or the Certificates, (ii) assert the invalidity of this Agreement, the Spread Account Agreement, the Pooling and Servicing Agreement, or the Certificates, (iii) seek to prevent the issuance, sale or delivery of the Certificates or any of the transactions contemplated by this Agreement, the Spread Account Agreement, or the Pooling and Servicing Agreement or (iv) seek to affect adversely the federal income tax or ERISA attributes of the Certificates described in the Prospectus.

                           (l)  No federal, state or local tax, including
intangibles tax or documentary stamp tax, the non-payment of which would result in the imposition of a Lien on the Receivables or of transferee liability on the Trustee, is imposed with respect to the conveyance of the Receivables from the Bank to the

Trust, or in connection with the issuance of the Certificates by the Trust, or the holding of the Receivables by the Trust, or in connection with any of the other transactions contemplated by this Agreement, the Spread Account Agreement, or the Pooling and Servicing Agreement. Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Certificates or the execution and delivery of this Agreement, the Spread Account Agreement, or the Pooling and Servicing Agreement have been or will have been paid at or prior to the Closing Date.

                           (m)  As of the Closing Date, the representations
and warranties of the Bank in the Pooling and Servicing Agreement, with regard to itself as both transferor and servicer and the Receivables (individually and in the aggregate), will be true and correct.

                           (n)  No consent, approval, authorization, order,
registration or qualification of or with any court or governmental agency or body is required for the execution, delivery and performance by the Bank of or compliance by the Bank with this Agreement, the Spread Account Agreement, the Pooling and Servicing Agreement, or the Certificates or the consummation of the transactions contemplated hereby or thereby except the filing of Uniform Commercial Code financing statements with respect to the Receivables and to the approval of the Office of the State Bank Commissioner of the State of Delaware.

                           (o)  Ernst & Young LLP who have audited certain
financial statements of the Bank are independent public accountants as required by the Act and the Rules and Regulations.

                           (p)  As of the close of business on September 30,
1996, the Principal Receivables transferred to the Trust pursuant to the Pooling and Servicing Agreement have an aggregate balance determined, including the Receivables in the Additional Accounts to be added to the Trust on or prior to the Closing Date, of not less than the sum of (i) the sum of (x) the aggregate outstanding principal amount of all classes of all Series then outstanding, plus
(y) $1,039,400,000 plus (ii) 7% of the sum of (x) plus (y).

                           (q)  The Trust is not, and will not be as a result
of the issuance and sale of the Certificates, an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").
                                                 --------

                  2.       Purchase, Sale, Payment and Delivery of Certificates.
                           ----------------------------------------------------
On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Bank agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Bank, on November 13, 1996 or on such other date as shall be mutually agreed upon by the Bank and the Underwriters (the "Closing
                                                                        -------
Date"), the number and type of Certificates set forth in Schedule A opposite the
----
name of each such Underwriter. The Class A Certificates being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to 99.65% of the principal amount thereof. The Class B Certificates being purchased by the Underwriters hereunder are to be purchased at a purchase price equal to 99.60% of the principal amount thereof.

                  The closing of the sale of the Certificates (the "Closing")
                                                                    -------
shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., New York City time, on the Closing Date. Payment of the purchase price for the Certificates being sold and purchased hereunder shall be made on the Closing Date by wire transfer of federal or other immediately available funds to an account to be designated one business day prior to the Closing Date by the Bank, against delivery of the Certificates at the Closing on the Closing Date. Each of the Certificates so to be delivered shall be represented by one or more definitive certificates registered in the name of Cede & Co., as nominee for The Depository Trust Company.

                  3.       Offering by Underwriters.  (a) It is understood
                           ------------------------
that after the Effective Date the Underwriters propose to offer the Certificates for sale to the public as set forth in the Prospectus.

                           (b)   Each Underwriter may provide to prospective
investors the Series Term Sheet dated October 16, 1996 relating to the Certificates (the "Series Term Sheet") prepared by the Bank and attached
                   -----------------
hereto as Exhibit A, subject to the following conditions:

                           (i)   Such Underwriter shall have complied with the
requirements of the no-action letter, dated May 20, 1994, issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in the response to the request of the Public Securities Association, dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), the requirements of the no-action letter, dated February
 -----------------
17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter") and the requirements of the no-action letter, dated April 5, 1996, issued by the Commission to Greenwood Trust Company (the "Greenwood Letter" and
                                                          ----------------
together with the Kidder/PSA Letter and the PSA Letter, the "No-Action
                                                             ---------
Letters").
-------

                           (ii)     Each Underwriter, severally, represents
and warrants to the Bank that (a) it has not and will not use any information that constitutes "Computational Materials" with respect to the offering of the Certificates unless it has obtained the prior written consent of the Bank to such usage and (b) other than the Series Term Sheet, it has not and will not use any information that constitutes "ABS Term Sheets,"Structural Term Sheets," or "Collateral Term Sheets" with respect to the offering of the Certificates. For purposes hereof, "Computational Materials" shall have the meaning given such
                  -----------------------
term in the No-Action Letters. For purposes hereof, "ABS Term Sheets,"
                                                     ---------------
"Structural Term Sheets" and "Collateral Term Sheets" shall have the meanings
 ----------------------       ----------------------
given such terms in the PSA Letter.

                  4.       Certain Agreements of the Bank.  The Bank
                           ------------------------------
covenants and agrees with the several Underwriters as follows:

                           (a)  Immediately following the execution of this
Agreement, the Bank will prepare a Prospectus Supplement setting forth the amount of Certificates covered thereby and the terms thereof not otherwise specified in the Basic Prospectus, the price at which such Certificates are to be purchased by the Underwriters, the initial public offering price, the selling concessions and allowances, and such other information as the Bank deems appropriate. The Bank will transmit the Prospectus including such Prospectus Supplement to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing that complies with all applicable provisions of Rule 424(b). The Bank will advise the Representative promptly of any such filing pursuant to Rule 424(b).

                           (b)  The Bank will advise the Representative
promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplement without the consent of the Representative, which consent will not unreasonably be withheld; the Bank will also advise the Representative promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Bank will also advise the Representative promptly of any amendment or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose and the Bank will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

                           (c)  If, at any time when a prospectus relating to
the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Bank promptly will advise the Representative thereof and will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Any such filing shall not operate as a waiver or limitation on any condition or right of the Underwriters hereunder.

                           (d)      As soon as practicable, but not later than
sixteen months after the original effective date of the Registration Statement, the Bank will cause the Trust to make generally available to Certificateholders an earnings statement (or statements) of the Trust covering a period of at least twelve months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder.

                           (e)      The Bank will furnish to the Underwriters
copies of the Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus or prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters request.

                           (f)      The Bank will promptly, from time to time,
take such action as any Underwriter may reasonably request to qualify the Certificates for offering and sale under the securities laws of such jurisdictions as such Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Certificates, provided that in connection therewith the Bank shall not be required to qualify as a foreign corporation or dealer in securities or to file a general consent to service of process in any jurisdiction.

                           (g)      For a period from the date of this Agreement
until the retirement of the Certificates, the Bank will deliver to the Representative the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement, as soon as such statements and reports are furnished to the Trustee.

                           (h)      So long as any of the Certificates are
outstanding, the Bank will furnish to the Representative (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Certificateholders or filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the Commission thereunder and (ii) from time to
 ------------
time, any other information concerning the Bank filed with any government or regulatory authority which is otherwise publicly available, as the Representative reasonably requests.

                           (i)  To the extent, if any, that the rating provided
with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Bank, the Bank shall use its best efforts to furnish such documents and take any such other actions.

                           (j)  The Bank will file with the Commission a
report on Form 8-K with respect to the Series Term Sheet and a report on Form 8-K setting forth all Computational Materials described in Section 3 hereof provided to the Bank by any of the Underwriters and identified by such Underwriter as such within the time period allotted for such filing pursuant to the No- Action Letters.

                  5. Payment of Expenses. The Bank will pay all expenses
                     -------------------
incident to the performance of its obligations under this Agreement, including
(i) the printing of the Series Term Sheet and any Computational Materials described in Section 3 hereof, (ii) the printing of the Prospectus and of each amendment or supplement thereto, (iii) the preparation of this Agreement, the Spread Account Agreement, and the Pooling and Servicing Agreement, (iv) the preparation, issuance and delivery of the Certificates to the Underwriters, (v) the fees and disbursements of the Bank's counsel and accountants, (vi) the qualification of the Certificates under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters and in connection with the preparation of any blue sky and legal investment survey, (vii) the printing and delivery to the Underwriters of copies of the Series Term Sheet and any Computational Materials described in Section 3 hereof, (viii) the printing and delivery to the Underwriters of copies of the Prospectus and of each amendment or supplement thereto, (ix) the printing and delivery to the Underwriters of copies of any blue sky or legal investment survey prepared in connection with the Certificates, (x) any fees charged by rating agencies for the rating of the Certificates, (xi) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. and (xii) the fees and expenses of the Trustee and its counsel. The Underwriters have agreed to reimburse the Bank for expenses not to exceed $254,000 incurred by the Bank in connection with the issuance and distribution of the Certificates.

                  6. Conditions of the Obligations of the Underwriters. The
                     -------------------------------------------------
obligations of the several Underwriters to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Bank herein, to the accuracy of the statements of officers of the Bank made pursuant to the provisions hereof, to the performance by the Bank of its obligations hereunder and to the following additional conditions precedent:

                           (a)     The Prospectus and any supplements thereto
shall have been filed (if required) with the Commission in accordance with the rules and regulations under the Act and Section 1 hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Bank, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

                           (b)     On or prior to the date of the Prospectus and
on or prior to the Closing Date, the Underwriters shall have received a letter or letters, dated as of the date of the Prospectus and as of the Closing Date, respectively, of Ernst & Young LLP, Certified Public Accountants, substantially in the form of the drafts to which the Representative has previously agreed and otherwise in form and substance satisfactory to the Representative and its counsel.

                           (c)     Subsequent to the execution and delivery of
this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, or the Bank which, in the judgment of the Representative, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) any suspension or limitation on trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers National Market system, or any setting of minimum prices for trading on such exchange or market system; (iii) any suspension of trading of any securities of First USA, Inc. on any exchange or in the over-the-counter market which materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (iv) any banking moratorium declared by Federal, Delaware or New York authorities; or (v) any outbreak or escalation of major hostilities or armed conflict, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity, or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

                           (d)      At the Closing Date, the Bank shall have
furnished to the Representative certificates of a vice president or more senior officer of the Bank as to the accuracy of the representations and warranties of the Bank herein at and as of the Closing Date, as to the performance by the Bank of all of its obligations hereunder to be performed at or prior to such Closing Date, and as to such other matters as the Representative may reasonably request.

                           (e)      David L. Nelson, counsel for the Bank, shall
have furnished to the Representative his written opinion, addressed to the Representative and dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, substantially to the effect that:

                                    (i)   The Bank has been duly incorporated
        and is validly existing as a bank in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business, as presently owned and conducted by it, and to enter into and perform its obligations under this Agreement, the Spread Account Agreement and the Pooling and Servicing Agreement (collectively, referred to in this subsection (e) as the "Agreements"), and the Certificates and had at all times, and now
             ----------
        has, the power, authority and legal right to acquire, own and transfer the Receivables;

                                    (ii)  The Bank is duly qualified to do
        business and is in good standing, and under state laws, as they are currently interpreted and enforced, has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such licenses or approvals would materially and adversely affect the enforceability of any Receivable by the Bank or the Trustee or would adversely affect the ability of the Bank to perform its obligations under the Agreements or the Certificates;

                                    (iii) The Certificates have been duly
        authorized, executed and delivered by the Bank and, when duly authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

                                    (iv)  Each of the Agreements has been duly
        authorized, executed and delivered by the Bank and constitutes the legal, valid and binding agreement of the Bank enforceable against the Bank in accordance with its terms, subject, as to enforceability to (A) the effect of bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and (B) the application of principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and the rights and powers of the FDIC;

                                    (v)   The Trust is not now, and immediately
        following the sale of the Certificates pursuant to the Underwriting Agreement will not be, required to register under the 1940 Act;

                                    (vi)  No consent, approval, authorization or
        order of any governmental agency or body is required for (A) the execution, delivery and performance by the Bank of its obligations under the Agreements or the Certificates, or (B) the issuance or sale of the Certificates, except such as have been obtained under the Act and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Certificates by the Underwriters and the filing of Uniform Commercial Code financing statements with respect to the Receivables and the approval of the Office of the State Bank Commissioner of the State of Delaware;

                                    (vii) To the best knowledge of such counsel,
        neither the execution and delivery of the Agreements or the Certificates by the Bank nor the performance by the Bank of the transactions therein contemplated nor the fulfillment of the terms thereof does or will result in any violation of any statute or regulation or any order or decree of any court or governmental authority binding upon the Bank or its property, or conflict with, or result in a breach or violation of any term or provision of, or result in a default under any of the terms and provisions of, the Bank's charter or by-laws or any material indenture, loan agreement or other material agreement to which the Bank is a party or by which the Bank is bound;

                                    (viii) To the knowledge of such counsel
        after due investigation, there are no legal or governmental proceedings pending to which the Bank is a party or to which the Bank is subject which, individually or in the aggregate (A) would have a material adverse effect on the ability of the Bank to perform its obligations under the Agreements or the Certificates, (B) assert the invalidity of the Agreements or the Certificates, (C) seek to prevent the issuance, sale or delivery of the Certificates or any of the transactions contemplated by the Agreements or (D) seek to affect adversely the federal income tax or ERISA attributes of the Certificates described in the Prospectus;

                                    (ix)   The Registration Statement and the
        Prospectus (except for the financial statements, financial schedules and other financial and operating data included therein, as to which such counsel expresses no view) comply as to form with the Act and the Rules and Regulations;

                                    (x)    The Registration Statement has become
        effective under the Act, and the Prospectus Supplement will be filed with the Commission pursuant to Rule 424(b) thereunder; and

                                    (xi)   Such counsel has not independently
        verified and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and Prospectus. Based upon discussion with the Bank, its accountants and others, however, no facts have come to its attention that cause it to believe that the Prospectus (except for the financial statements, financial schedules and other financial and statistical data included therein, as to which such counsel expresses no view), contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                   (f) The Representative shall have received a letter of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Bank, to the effect that the Representative may rely on those provisions of their opinions to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") with respect
                                              -----------------
to certain matters relating to the transfer of the Receivables to the Trust, with respect to the perfection of the Trust's interest in the Receivables and with respect to other related matters.

                   (g) The Representative shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Bank, addressed to the Representative, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, to the effect that the Certificates will be treated as indebtedness for Federal income tax purposes and for Delaware income tax purposes.

                   (h) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, substantially to the effect that:

                         (i) Each of the Pooling and Servicing Agreement and the Spread Account Agreement (collectively referred to in this subsection (h) as the "Agreements") constitutes the valid and binding
                                 ----------
          obligation of the Bank, enforceable against the Bank in accordance with its terms, except (x) to the extent that the enforceability thereof may be limited by (a) bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and the rights of creditors of Delaware chartered banks as the same may be applied in the event of the bankruptcy, insolvency, receivership, reorganization, moratorium or other similar event in respect of the Bank, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) the qualification that certain of the remedial provisions of the Agreements may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Agreements taken as a whole, and the Agreements, together with applicable law, contain adequate provisions for the practical realization of the benefits of the security created thereby and (y) such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification which are violative of public policy underlying any law, rule or regulation;

                         (ii)   The Certificates, when executed and
         authenticated in accordance with the terms of the Pooling and Servicing Agreement and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement;

                         (iii) This Agreement has been duly authorized, executed and delivered by the Bank;

                         (iv) Neither the execution, delivery or performance by the Bank of the Agreements or this Agreement, nor the compliance by the Bank with the terms and provisions thereof or hereof, will contravene any provision of any applicable law;

                         (v) Based on such counsel's review of applicable laws, no governmental approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Agreements by the Bank;

                         (vi) The Certificates, the Agreements and this Agreement conform in all material respects to the descriptions thereof contained in the Prospectus;

                         (vii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not required to be registered under the 1940 Act;

                         (viii) The statements in the Prospectus under the heading "Certain Legal Aspects of the Receivables", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects; and

                         (ix) Each of the Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the General Rules and Regulations under the Act, except that in each case such counsel expresses no opinion as to the financial data included therein or excluded therefrom or the exhibits to the Registration Statement, and such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus.

                       Such opinion shall also state that such counsel has participated in conferences with officers and representatives of the Bank, counsel for the Bank, representatives of the independent accountants of the Bank and the Underwriters at which the contents of the Prospectus and related matters were discussed and, although such counsel need not pass upon, and need not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus and shall have made no independent check or verification thereof, except for those made under the caption "Certain Legal Aspects of the Receivables" to the extent set forth in paragraph (viii) above, on the basis of the foregoing, no facts shall have come to such counsel's attention that shall have led such counsel to believe that the Prospectus, as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express an opinion or belief with respect to the financial statements, schedules and other financial information included in such opinion or excluded therefrom.

                         (i)     McGuire Woods Battle & Boothe, L.L.P., counsel
for The Bank of New York, a New York banking corporation ("BONY"), in connection
                                                           ----
with the Agency Agreement dated as of December 4, 1995 between BONY and the Trustee (the "Agency Agreement"), and counsel for the Trustee, shall have
              ----------------
furnished to the Representative their written opinion, addressed to the Representative and dated the Closing Date, in form and substance satisfactory to the Representative and its counsel, substantially to the effect that:

                                 (i)   BONY is a banking corporation duly
         organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and authority to execute, deliver and perform its obligations under the Agency Agreement;

                                 (ii)  the Certificates have been duly
         authenticated by BONY pursuant to the Agency Agreement and in accordance with the Pooling and Servicing Agreement;

                                 (iii) the Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under the Pooling and Servicing Agreement and the Spread Account Agreement;

                                 (iv)  the Supplement and the Spread Account
         Agreement have been duly authorized, executed and delivered by the Trustee, and the Pooling and Servicing Agreement and the Spread Account Agreement constitute the legal, valid and binding agreements of the Trustee enforceable against the Trustee in accordance with their respective terms, except (x) as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally (as such laws would apply in the event of the insolvency, receivership, conservatorship or reorganization of, or other similar occurrence with respect to, the Trustee), (y) that the enforceability of the Pooling and Servicing Agreement and the Spread Account Agreement may be subject to the application of general principles of equity (regardless of whether considered or applied in a proceeding in equity or at law), and (z) that certain remedial provisions of the Pooling and Servicing Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Pooling and Servicing Agreement taken as a whole, and the Pooling and Servicing Agreement, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security provided thereby. Such counsel expresses no opinion as to the enforceability of any rights to contribution or indemnification that are violative of public policy underlying any law, rule or regulation;

                                 (v) the execution and delivery by the Trustee of the Supplement and the Spread Account Agreement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement and the Spread Account Agreement do not conflict with or result in a violation of (x) any law or regulation of the United States of America or the State of Delaware governing the banking or trust activities of the Trustee or (y) the amended and restated articles of association or by-laws of the Trustee; and

                                 (vi) the execution and delivery by the Trustee of the Supplement and the Spread Account Agreement and the performance by the Trustee of its obligations under the Pooling and Servicing Agreement and the Spread Account Agreement do not require any approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Delaware having jurisdiction over the banking or trust activities of the Trustee, except such as have been obtained, taken or made.

                         (j)     The Representative shall have re-ceived
evidence satisfactory to the Representative and its counsel that, on or before the Closing Date, UCC-1 financing statements have been filed in the appropriate filing offices of the State of Delaware and such other jurisdictions as counsel to the Bank deems appropriate to reflect the interest of the Trustee in the Receivables.

                         (k)     The Class A Certificates shall be rated "AAA"
by Standard & Poor's and "Aaa" by Moody's Investors Service, Inc. and the Class B Certificates shall be rated at least "A" by Standard & Poor's and rated at least "A2" by Moody's Investors Service, Inc. on the Closing Date, and letters to such effect dated the Closing Date shall have been received from each Rating Agency.

                         (l)     The Representative shall have re-ceived
evidence satisfactory to the Representative that, on or before the Closing Date, the Bank shall have received the approval of the Office of the State Bank Commissioner of the State of Delaware to the transaction.

                         (m)     All proceedings in connection with the
transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Representative and its counsel, and the Representative and its counsel shall have received such information, certificates and documents as any of them may reasonably request.

                   7.    Indemnification and Contribution.
                         --------------------------------

                         (a)     The Bank agrees to indemnify and hold harmless
each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act and under Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or in any revision or amendment thereof or supplement thereto or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Bank will not be liable in any such case to the
--------  -------
extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the

Bank by any Underwriter specifically for use therein or any revision or amendment thereof or supplement thereto. The foregoing indemnification with respect to any untrue statement or omission in any preliminary prospectus or prospectus supplement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Certificates, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Bank shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Certificates to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability provided that the Bank shall have identified to such Underwriter in writing such defect prior to the delivery of such written confirmation by such Underwriter to such person.

                         (b)     Each Underwriter severally and not jointly
agrees to indemnify and hold harmless the Bank, its directors, each of the Bank's officers who signed the Registration Statement and each person, if any, who controls the Bank within the meaning of Section 15 of the Act and under
Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or in any revision or amendment thereof or supplement thereto or any related preliminary prospectus or prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Bank by such Underwriter specifically for use therein or any revision or amendment thereof or supplement thereto, and agrees to reimburse such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability or action as such expenses are incurred.

                         (c)     Promptly after receipt by an indem-nified party
under this Section 7 of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                         (d)     If the indemnification provided for in this
Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the respective Underwriter on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and of the respective Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the respective Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Bank bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by any Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the underwriting discount or commission applicable to the Certificates purchased by it hereunder. The Bank and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of any of the equitable considerations referred to above in this subsection (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                   8.    Survival. The Bank and the Underwriters agree that the
                         --------
respective representations, warranties and agreements made by them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon, in the case of the Bank, by each Underwriter and, in the case of the Underwriters, by the Bank, notwithstanding any investigation heretofore or hereafter made by or on behalf of the Bank or the Underwriters, and that the respective representations, warranties and agreements (including without limitation the indemnity and contribution agreement) made by the Bank and the Underwriters herein or in any such certificate or other instrument shall survive the delivery of and payment for the Certificates.

                   9.    Termination. This Agreement may be terminated in the
                         -----------
sole discretion of the Underwriters by notice to the Bank given at or prior to the Closing Date in the event that the Bank shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto. Termination of this Agreement pursuant to this Section 9 shall be without liability of any party to any other party except as provided in Sections 5 and 7 hereof.

                   10.   Default by One or More of the Underwriters. If one or
                         ------------------------------------------
more of the Underwriters shall fail on the Closing Date to purchase the Certificates which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the lead Underwriter shall have the right, within
      --------------------
24 hours thereafter, to make arrangements for one or more of the non-default-ing Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

               (a) if the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the applicable class of Certificates, each of the non-defaulting Underwriters of such class of Certificates shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder with respect to such class of Certificates bear to the underwriting obligations of all non-defaulting Underwriters of such class of Certificates, or

               (b) if the aggregate amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the applicable class of Certificates, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the

Representative or the Bank shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

                   11.      Representation of the Underwriters. Each of the
                            ----------------------------------
Underwriters represents and warrants to, and agrees with, the Bank that (w) it has only issued or passed on and shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertise-ments)(Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (x) it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (y) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and shall only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in the Prospectus if that person is of a kind described either in Section 76(2) of the Financial Ser-vices Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

                   12.   Notices. All communications provided for or permitted
                         -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, if to (a) the Underwriters, addressed to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Asset Backed Securities Department, or to such other address as the Underwriters may designate in writing to the Bank or (b) the Bank, addressed to the Bank at 201 North Walnut Street, Wilmington, Delaware 19801, Attention: Executive Vice President - Finance & Accounting, with a copy to First USA, Inc., 1601 Elm Street, 46th Floor, Dallas, Texas 75201, Attention:
Securitization Group.

                   13.   Secondary Trusts. Each Underwriter, severally,
                         ----------------
represents that it will not, at any time that such Underwriter is acting as an "underwriter" (as defined in Section 2(11) of the Act) with respect to the Certificates, transfer, deposit or otherwise convey any Certificates into a trust or other type of special purpose vehicle that issues securities or other instruments backed in whole or in part by, or that represents interests in, such Certificates without the prior written consent of the Bank.

                   14.   Successors. This Agreement shall inure to the benefit
                         ----------
of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed herein is intended or shall be construed to give any person other than the persons referred to in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement.

                   15.   Severability of Provisions. Any covenant, provision,
                         --------------------------
agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                   16.   Entire Agreement. This Agreement constitutes the
                         ----------------
entire agreement and understanding of the parties hereto with respect to the matters and transac-tions contemplated hereby and supersedes all prior agreements and understandings whatsoever relating to such matters and transactions.

                   17.   Amendment. Neither this Agreement nor any term hereof
                         ---------
may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                   18.   Headings. The headings in this Agreement are for the
                         --------
purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                   19.   Counterparts. This Agreement may be executed in
                         ------------
counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

                   20.   GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                         -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

                   If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will be a binding agreement among the undersigned in accordance with its terms.

                                                  Very truly yours,

                                                  FIRST USA BANK,
                                                    as Transferor and Servicer

                                                  By:/s/ W. Todd Peterson
                                                     ---------------------------
                                                     Name:  W. Todd Peterson
                                                     Title: Vice President

The foregoing Underwriting Agreement
is hereby agreed to as of the date
first above written.

BEAR, STEARNS & CO. INC.,
 for itself and as Representative
 of the several Underwriters named
 in Schedule A hereto

By:/s/ Timothy E. Stapleford
   ------------------------------
    Name:  Timothy E. Stapleford
    Title: Managing Director

                                                                    SCHEDULE A

                               Aggregate Principal
                               Amount of the Class A
Underwriter                    Certificates
-----------                    ------------
Bear, Stearns & Co. Inc.  .  .  $287,550,000
J.P. Morgan
  Securities Inc..  .  .  .  .  $287,550,000
NationsBanc Capital
  Markets, Inc.  .  .  .  .  .  $287,550,000
                                 -----------
        Total . . . . . . . . . $862,650,000

                               Aggregate Principal
                               Amount of the Class B
Underwriter                    Certificates
-----------                    ------------
Bear, Stearns & Co. Inc.  .  .  $26,000,000
J.P. Morgan
  Securities Inc..  .  .  .  .  $26,000,000
NationsBanc Capital
  Markets, Inc.  .  .  .  .  .  $26,000,000
                                -----------
       Total . . . . . . . . .  $78,000,000

                                                                       EXHIBIT A

                              SUBJECT TO REVISION
                   SERIES TERM SHEET DATED OCTOBER 17, 1996
                                 $545,180,000
                      FIRST USA CREDIT CARD MASTER TRUST
  $500,000,000 CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-6 $45,180,000 CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-6

                                FIRST USA BANK
                            TRANSFEROR AND SERVICER


 THE OFFERED CERTIFICATES WILL REPRESENT INTERESTS IN THE TRUST ONLY AND WILL
  NOT REPRESENT INTERESTS  IN OR RECOURSE  OBLIGATIONS OF FIRST  USA BANK OR
   ANY AFFILIATE THEREOF. AN OFFERED CERTIFICATE  IS NOT A DEPOSIT AND NEI-
    THER THE  OFFERED CERTIFICATES NOR THE UNDERLYING ACCOUNTS  OR RECEIV-
      ABLES ARE INSURED  OR GUARANTEED BY  THE FEDERAL DEPOSIT  INSURANCE
       CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS  SERIES TERM SHEET CONTAINS  STRUCTURAL AND COLLATERAL INFORMATION  ABOUT
 THE  OFFERED CERTIFICATES; HOWEVER, THIS SERIES TERM SHEET DOES  NOT CONTAIN
  COMPLETE INFORMATION ABOUT THE  OFFERED CERTIFICATES. THE INFORMATION PRO-
   VIDED  HEREIN IS PRELIMINARY AND  WILL BE SUPERSEDED BY  THE INFORMATION
    CONTAINED IN THE PROSPECTUS  SUPPLEMENT AND THE PROSPECTUS. ADDITIONAL
     INFORMATION WILL  BE CONTAINED IN THE PROSPECTUS  SUPPLEMENT AND THE
      PROSPECTUS. PURCHASERS ARE URGED  TO READ BOTH THE PROSPECTUS SUP-
       PLEMENT AND THE PROSPECTUS.

THIS SERIES TERM SHEET SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITA-TION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN
 ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE
  PURCHASER HAS RECEIVED BOTH THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. BEAR, STEARNS & CO. INC.
                   J.P. MORGAN & CO.
                                              NATIONSBANC CAPITAL MARKETS, INC.

                                SUMMARY OF TERMS

  This Series Term Sheet will be superseded in its entirety by the information appearing in the Prospectus Supplement, the Prospectus and the Series 1996-6 Supplement to the Pooling and Servicing Agreement (as amended, the "Pooling and Servicing Agreement") between First USA Bank (the "Bank"), as transferor (in such capacity, the "Transferor") and Servicer (in such capacity, the "Servicer"), and The Bank of New York (Delaware), as trustee (the "Trustee").

Type of Securities..........  Class A Floating Rate Asset Backed
                               Certificates, Series 1996-6 (the "Class A
                               Certificates") and Class B Floating Rate
                               Asset Backed Certificates, Series 1996-6
                               (the "Class B Certificates" and, together with the Class A Certificates, the "Offered Certificates").

Trust Assets................  The property of the First USA Credit Card
                               Master Trust (the "Trust") includes and will include receivables (the "Receivables") arising under certain VISA (R) and MasterCard (R)* revolving credit card accounts (the "Accounts") selected by the Transferor from a portfolio of VISA and MasterCard accounts owned by the Transferor, all monies due or to become due in payment of the Receivables, all proceeds of the Receivables and all monies on deposit in certain bank accounts of the Trust (other than certain investment earnings on such amounts), and any enhancement issued with respect to any series issued from time to time by the Trust (each, a "Series") which will consist of one or more classes of certificates. The benefits of any enhancement issued with respect to any other Series will not be available for the benefit of the holders of the Certificates and the holders of the certificates of other Series will not be entitled to the benefits of any enhancement for this Series.

Trustee.....................  The Bank of New York (Delaware).

Certificateholders'           Each of the Offered Certificates represents
Interest....................   an undivided interest in the Trust. The
                               Trust's assets will be allocated among the Class A Certificateholders (the "Class A
                               Certificateholders' Interest"), the Class B
                               Certificateholders (the "Class B
                               Certificateholders' Interest", and together with the Class A Certificateholders'
                               Interest, the "Investor Interest"), the CIA
                               Certificateholders (the "CIA
                               Certificateholders' Interest"), the holders of other Series previously issued or issued at some future time pursuant to the Pooling and Servicing Agreement and the applicable series supplements to the Pooling and Servicing Agreement (each, a "Supplement") and the Transferor (the "Transferor
                               Interest"), as described below.

                              The aggregate principal amount of the Class A
                               Certificateholders' Interest and the Class B
                               Certificateholders' Interest will, except as otherwise provided herein, remain fixed at $500,000,000 (the "Class A Invested Amount") and $45,180,000 (the "Class B Invested Amount"), respectively. The principal amount of the Transferor Interest will fluctuate as the amount of Receivables in the Trust changes from time to time.

--------
* VISA (R) and MasterCard (R) are registered trademarks of Visa USA Incorporated and MasterCard International Incorporated, respectively.

                              The "CIA Invested Amount" in the initial
                               amount of $57,230,000 (which amount
                               represents 9.5% of the sum of the initial
                               Class A Invested Amount, the initial Class B
                               Invested Amount and the initial CIA Invested
                               Amount) constitutes enhancement for the
                               Offered Certificates. Allocations will be made to the CIA Invested Amount and the holders of each Class of the CIA Certificates will have voting and certain other rights of a subordinated class of certificates. The CIA Certificates together with the Offered Certificates are referred to herein as the "Certificates."

                              The Class A Certificates will represent the
                               right to receive from the assets of the
                               Trust allocated to the Class A
                               Certificateholders' Interest funds up to
                               (but not in excess of) the amounts required to make payments of interest on the Class A Certificates at the Class A Certificate Rate, and the payment of principal during the amortization period to the extent of the Class A Invested Amount (which may be less than the aggregate unpaid principal amount of the Class A Certificates, in certain circumstances).

                              The Class B Certificates will represent the
                               right to receive from the assets of the
                               Trust allocated to the Class B
                               Certificateholders' Interest funds up to
                               (but not in excess of) the amounts required to make payments of interest on the Class B Certificates at the Class B Certificate Rate, and the payment of principal during the Amortization Period, following the final principal payment of the Class A Invested Amount to the holders of the Class A Certificates, to the extent of the Class B Invested Amount (which may be less than the aggregate unpaid principal amount of the Class B Certificates, in certain circumstances, if there has been a reduction of the Class B Invested Amount).


Receivables.................  The aggregate amount of Receivables in the
                               Accounts (including the amount of
                               Receivables in the additional Accounts added to the Trust on October 3, 1996 and certain additional Accounts designated to be added to the Trust on November 13, 1996 (the "Closing Date")), as of the close of business on September 30, 1996, was $18,483,595,665, comprised of
                               $17,953,842,869 of principal Receivables and
                               $529,752,796 of finance charge Receivables.
                               The Transferor may determine to add to the Trust on or about the Closing Date, in compliance with the provisions of the Pooling and Servicing Agreement, Receivables in Additional Accounts in addition to those reflected in the preceding sentence.

Interest....................  Class A Certificate Rate: One-month LIBOR
                               plus   %.
                              Class B Certificate Rate: One-month LIBOR
                               plus   %.

Interest Payment Dates......  Interest on the Certificates will be distributed on the 10th day of each calendar month or, if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing December 10, 1996, in an amount equal to the product of (a) the actual number of days in the period from the preceding Distribution Date (or in the case of the December 1996 Distribution Date, the Closing Date) through the day preceding such Distribution Date divided by 360, (b) the Class A Certificate Rate or the Class B Certificate Rate, as applicable, and (c) the outstanding principal amount of the Class A Certificates or the outstanding principal amount of the Class B Certificates, as applicable, as of the last day of the preceding calendar month (or, in the case of the December 1996 Distribution Date, as of the Closing Date). "LIBOR" means the London interbank offered quotations for one-month United States dollar deposits prevailing on the date that LIBOR is determined. The Trustee will determine LIBOR on the second business day prior to the Closing Date for the period from the Closing Date through December 9, 1996, and on the second business day prior to each Distribution Date for the period from and including such Distribution Date through the day preceding the next succeeding Distribution Date.

Principal...................  The principal of the Class A Certificates and the Class B Certificates is scheduled to be
                               paid on the Class A Expected Final Payment
                               Date and the Class B Expected Final Payment
                               Date, respectively, but may be paid earlier
                               or later under certain circumstances.
Class A Expected Final
 Payment Date...............
                              The November 2003 Distribution Date.

Class B Expected Final
 Payment Date...............
                              The November 2003 Distribution Date.

Stated Series Termination     The final distribution of principal and
Date........................   interest on the Certificates will be made no
                               later than the July 2006 Distribution Date
                               (the "Stated Series Termination Date").
                               After the Stated Series Termination Date, the Trust will have no further obligation to pay principal or interest on the Certificates.

Subordination of the Class
 B Certificates and the CIA
 Certificates...............
                              The Class B Certificateholders' Interest will
                               be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the CIA Certificateholders' Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates and the Class B Certificates. If the CIA Invested Amount is reduced to zero, the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust. To the extent the Class B Invested Amount is reduced, the percentage of collections of finance charge receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced.

ERISA Considerations........  If certain conditions are satisfied, including that upon completion of the public offering thereof interests in the Class A Certificates are held by 100 or more persons independent of the Transferor and each other, the Class A Certificates should qualify as "publicly offered securities" for purposes of the "plan assets regulation" issued by the Department of Labor. In such event, the purchase and holding of Class A Certificates by an employee benefit plan (or other entity deemed to hold assets of such plan) would not cause the assets of the Trust to be deemed "plan assets" of any such plan subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended and the Internal Revenue Code of 1986, as amended. Further information regarding the status of the Class A Certificates as publicly offered securities will be provided in the Prospectus Supplement. Accordingly, plan investors contemplating the purchase of Class A Certificates should consult their counsel and review "ERISA Considerations" in the Prospectus and "Summary of Terms--ERISA Considerations" in the Prospectus Supplement prior to making any purchase of Class A Certificates.

                              The Underwriters currently do not expect the
                               Class B Certificates to qualify as publicly offered securities and, accordingly, the Class B Certificates may not be purchased by employee benefit plans (or entities deemed to hold assets of such plans, including without limitation any insurance company general account deemed to hold plan assets by reason of a plan's investment in the general account).

Certificate Ratings.........  It is a condition to the issuance of the
                               Class A Certificates that they be rated in the highest rating category by at least one nationally recognized statistical rating organization (each such rating organization, a "Rating Agency").

                              It is a condition to the issuance of the
                               Class B Certificates that they receive a rating of at least "A" or its equivalent by at least one Rating Agency.

Listing.....................  Application will be made to list the Offered
                               Certificates on the Luxembourg Stock
                               Exchange.

                       THE BANK'S CREDIT CARD PORTFOLIO

DELINQUENCY AND LOSS EXPERIENCE

  The following tables set forth the delinquency and loss experience for each of the periods shown for the portfolio of VISA and MasterCard credit card accounts serviced by the Bank (the "Bank Portfolio"). As of the close of business on September 30, 1996, the Receivables in the Trust Portfolio (including the Receivables in the additional Accounts added to the Trust on October 3, 1996 and in the additional Accounts to be added to the Trust on the Closing Date) represented approximately 93.4% of the Bank Portfolio. The accounts in the Bank Portfolio that are not included in the Trust Portfolio are primarily newly originated accounts with lower delinquency and loss rates than the average accounts in the Trust Portfolio which are generally more seasoned. Therefore, the actual delinquency and loss experience with respect to the Receivables in the Trust Portfolio may be different from that set forth below. There can be no assurance that the delinquency and loss experience for the Trust Portfolio will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below.

                            DELINQUENCY EXPERIENCE
                                BANK PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                                                                             AS OF JUNE 30,
                                                 -----------------------------------------------------------------------
                                  AS OF
                           SEPTEMBER 30, 1996             1996                    1995                    1994
                         ----------------------- ----------------------- ----------------------- -----------------------
                                     PERCENTAGE              PERCENTAGE              PERCENTAGE              PERCENTAGE
                                      OF TOTAL                OF TOTAL                OF TOTAL                OF TOTAL
                         RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES RECEIVABLES
                         ----------- ----------- ----------- ----------- ----------- ----------- ----------- -----------
Receivables
 Outstanding(1)......... $19,782,723   100.00%   $18,721,130   100.00%   $13,287,452   100.00%   $7,520,458    100.00%
                         ===========   ======    ===========   ======    ===========   ======    ==========    ======
Receivables Delinquent:
 35-64 days............. $   343,878     1.74%   $   272,380     1.45%   $   141,181     1.06%   $   60,024      0.80%
 65-94 days.............     202,392     1.02        159,791     0.85         76,416     0.57        32,255      0.43
 95 or more days........     456,370     2.31        378,179     2.03        176,250     1.33        74,458      0.99
                         -----------   ------    -----------   ------    -----------   ------    ----------    ------
  Total................. $ 1,002,640     5.07%   $   810,350     4.33%   $   393,847     2.96%   $  166,737      2.22%
                         ===========   ======    ===========   ======    ===========   ======    ==========    ======

--------
(1) The Receivables Outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts.

                                LOSS EXPERIENCE
                                BANK PORTFOLIO
                            (DOLLARS IN THOUSANDS)

                            THREE MONTHS
                                ENDED         FISCAL YEAR ENDED JUNE 30,
                            SEPTEMBER 30, ------------------------------------
                                1996         1996         1995         1994
                            ------------- -----------  -----------  ----------
Average Receivables Out-
 standing(1)...............  $19,083,015  $16,667,917  $10,446,438  $5,339,689
Gross Charge-Offs(2).......      231,642      603,249      245,572     132,279
Gross Charge-Offs as a
 percentage of Average
 Receivables
 Outstanding(4)............         4.86%        3.62%        2.35%       2.48%
Recoveries(3)..............       16,804       40,098       15,099      13,889
Net Losses(3)..............      214,838      563,151      230,473     118,390
Net Losses as a percentage
 of Average Receivables
 Outstanding(4)............         4.50%        3.38%        2.21%       2.22%

--------
(1) Average Receivables Outstanding is the average daily receivables during the periods indicated.
(2) Gross Charge-Offs are principal charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods or customer disputes.
(3) Recoveries are included in the Trust as of July 1, 1996.
(4) Annualized.

SUMMARY OF MONTHLY PAYMENT RATES

  The following table sets forth the highest and lowest cardholder monthly payment rates for the Bank Portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal Receivables and finance charge Receivables with respect to the Accounts.

                       CARDHOLDER MONTHLY PAYMENT RATES
                                BANK PORTFOLIO

                                                   FISCAL YEAR ENDED JUNE 30,
                                THREE MONTHS ENDED ----------------------------
                                SEPTEMBER 30, 1996   1996      1995      1994
                                ------------------ --------  --------  --------
Lowest Month...................       10.71%           9.86%    10.46%    10.74%
Highest Month..................       11.39           11.79     11.63     13.23
Monthly Average................       11.12           10.98     10.96     11.86

RECEIVABLE YIELD CONSIDERATIONS

  The portfolio yield on the Bank Portfolio for each of the three fiscal years contained in the period ended June 30, 1996 and for the three months ended September 30, 1996 is set forth in the following table. The portfolio yields in the table are calculated on an accrual basis. The portfolio yield on Receivables included in the Trust is calculated on a cash basis. Portfolio yields calculated on an accrual basis may differ from portfolio yields calculated on a cash basis due to (a) a lag between when finance charges and fees are charged to cardholder accounts and when such finance charges and fees are collected and (b) finance charges and fees that are not ultimately collected from the cardholder. However, during the three fiscal years contained in the period ended June 30, 1996 and for the three months ended September 30, 1996, portfolio yield on an accrual basis approximated portfolio yield on a cash basis. Portfolio yield on both an accrual and a cash basis will also be affected by numerous factors, including changes in the monthly periodic rates, variations in the rate of payments and new borrowings on the Accounts, the amount of the annual membership fees and other charges, changes in the delinquency and loss rates on the Receivables and the percentage of cardholders who pay their balances in full each month and do not incur periodic finance charges. Interchange allocated to the Trust with respect to the Receivables may vary from the amounts included in the table below because interchange will be included in the Trust on an estimated basis by initially treating 1.3% of collections on the Receivables, other than collections with respect to periodic finance charges, annual membership fees and other charges, as discount Receivables.

                                PORTFOLIO YIELD
                                BANK PORTFOLIO

                                                  FISCAL YEAR ENDED JUNE 30,
                               THREE MONTHS ENDED ----------------------------
                               SEPTEMBER 30, 1996   1996      1995      1994
                               ------------------ --------  --------  --------
Average account monthly
 accrued fees and charges
 (1)(2).......................       $38.07       $  34.43    $29.90  $  25.73
Average account balance(3)....        2,793          2,711     2,415     1,976
Portfolio yield from fees and
 charges (1)(4)...............        16.36%         15.24%    14.85%    15.62%

--------
(1) Fees and charges are comprised of periodic finance charges, interchange, annual membership fees and other charges.
(2) Average account monthly accrued fees and charges are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed periodic finance charges, and include interchange.
(3) Average account balance includes purchases, cash advances and accrued and unpaid periodic finance charges, annual membership fees and other charges and is calculated based on the average of the month end balances for accounts with balances.
(4) Annualized.

  The increase in portfolio yield for the fiscal year ended June 30, 1996 and for the three months ended September 30, 1996 reflects changes in the overall pricing distribution of the Bank Portfolio. The decline in portfolio yield for fiscal year 1995 is primarily the result of the Bank's focus on the direct solicitation of low-rate, no annual fee credit cards which on average had a lower introductory rate and which had the effect of lowering finance charge income and annual fee income. The accounts in the Bank Portfolio that are not included in the Trust Portfolio are primarily newly originated accounts with a greater proportion of Receivables arising under accounts generated under this type of solicitation than the average accounts in the Trust Portfolio, which are more seasoned. Therefore, the actual portfolio yield with respect to the Receivables in the Trust Portfolio may be different from that set forth above.

                                THE RECEIVABLES

  The Receivables in the Accounts selected from the Bank Portfolio included and to be included in the Trust on the basis of criteria set forth in the Pooling and Servicing Agreement (the "Trust Portfolio") (including the additional Accounts added to the Trust on October 3, 1996 and certain additional Accounts designated to be added to the Trust on the Closing Date) as of the close of business on September 30, 1996, consisted of $17,953,842,869 of principal Receivables and $529,752,796 of finance charge Receivables. On August 22, 1996 and September 24, 1996 (the "Relevant Cut Off Dates"), the Transferor designated additional Accounts, which included approximately $635,767,475 of principal Receivables as of the close of business on September 30, 1996, and will transfer the Receivables arising therein to the Trust on the Closing Date. The Transferor may determine to add to the Trust on or about the Closing Date, in compliance with the provisions of the Pooling and Servicing Agreement, Receivables in additional Accounts in addition to those reflected in the two preceding sentences. The additional Accounts to be added to the Trust on the Closing Date were, as of the Relevant Cut Off Date, Eligible Accounts. The Accounts had an average principal Receivable balance of $1,876 (including accounts with a zero balance) and an average credit limit of $7,084. The percentage of the aggregate total Receivable balance to the aggregate total credit limit was 27.3%.

  As of September 30, 1996, cardholders whose Accounts are included in the Trust Portfolio, including such additional Accounts, had billing addresses in 50 states, the District of Columbia and other United States territories and possessions. As of September 30, 1996, 66% of the Accounts, including such additional Accounts, were premium accounts and 34% were standard accounts, and the aggregate principal Receivable balances of premium accounts and standard accounts, as a percentage of the aggregate total principal receivables, were 76% and 24%, respectively.

  The following tables summarize the Trust Portfolio (including the additional Accounts added to the Trust on October 3, 1996 and certain additional Accounts designated to be added to the Trust on the Closing Date) by various criteria as of the close of business on September 30, 1996. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time. The Transferor may determine to add to the Trust on or about the Closing Date, in compliance with the provisions of the Pooling and Servicing Agreement, Receivables in additional Accounts in addition to those reflected in the tables below.

                        COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO


                                    PERCENTAGE
                                     OF TOTAL                    PERCENTAGE OF
         CREDIT           NUMBER OF NUMBER OF     AMOUNT OF     TOTAL AMOUNT OF
       LIMIT RANGE        ACCOUNTS   ACCOUNTS    RECEIVABLES      RECEIVABLES
       -----------        --------- ---------- ---------------  ---------------
Credit Balance...........   140,535     1.5%   $   (21,889,202)       (0.1)%
No Balance............... 3,080,433    32.2                --          --
$0.01 to $2,000.00....... 3,136,842    32.8      2,157,478,639        11.7
$2,000.01 to $5,000.00... 1,927,445    20.1      6,925,488,492        37.5
$5,000.01 to $10,000.00.. 1,166,162    12.2      7,936,222,870        42.9
$10,000.01 or More.......   118,139     1.2      1,486,294,866         8.0
                          ---------   -----    ---------------       -----
    TOTAL................ 9,569,556   100.0%   $18,483,595,665       100.0%
                          =========   =====    ===============       =====

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                     PERCENTAGE
                                      OF TOTAL                   PERCENTAGE OF
          CREDIT           NUMBER OF NUMBER OF     AMOUNT OF    TOTAL AMOUNT OF
       LIMIT RANGE         ACCOUNTS   ACCOUNTS    RECEIVABLES     RECEIVABLES
       -----------         --------- ---------- --------------- ---------------
$0.00 to $2,000.00........   863,543     9.0%   $   555,670,792        3.0%
$2,000.01 to $5,000.00.... 3,166,364    33.1      5,276,518,351       28.5
$5,000.01 to $10,000.00... 4,049,086    42.3      9,104,516,827       49.3
$10,000.01 or More........ 1,490,563    15.6      3,546,889,695       19.2
                           ---------   -----    ---------------      -----
    TOTAL................. 9,569,556   100.0%   $18,483,595,665      100.0%
                           =========   =====    ===============      =====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                     PERCENTAGE
  PERIOD OF DELINQUENCY               OF TOTAL                   PERCENTAGE OF
   (DAYS CONTRACTUALLY     NUMBER OF NUMBER OF     AMOUNT OF    TOTAL AMOUNT OF
       DELINQUENT)         ACCOUNTS   ACCOUNTS    RECEIVABLES     RECEIVABLES
  ---------------------    --------- ---------- --------------- ---------------
Not Delinquent............ 9,038,492    94.5%   $16,306,471,811       88.2%
Up to 34 Days.............   313,395     3.3      1,199,611,953        6.5
35 to 64 Days.............    80,101     0.8        335,204,366        1.8
65 to 94 Days.............    44,448     0.5        197,308,283        1.1
95 or More Days...........    93,120     0.9        444,999,252        2.4
                           ---------   -----    ---------------      -----
    TOTAL................. 9,569,556   100.0%   $18,483,595,665      100.0%
                           =========   =====    ===============      =====

                     COMPOSITION BY GEOGRAPHIC DISTRIBUTION
                                TRUST PORTFOLIO

                                       PERCENTAGE
                                        OF TOTAL                  PERCENTAGE OF
                             NUMBER OF NUMBER OF    AMOUNT OF    TOTAL AMOUNT OF
           STATE             ACCOUNTS   ACCOUNTS   RECEIVABLES     RECEIVABLES
           -----             --------- ---------- -------------- ---------------
Alabama.....................    92,684     1.0%   $  189,690,824       1.0%
Alaska......................    24,525     0.3        61,684,676       0.3
Arizona.....................   155,515     1.6       310,057,794       1.7
Arkansas....................    79,845     0.8       142,487,677       0.8
California.................. 1,158,194    12.1     2,623,302,638      14.2
Colorado....................   144,278     1.5       289,911,738       1.6
Connecticut.................   144,922     1.5       280,645,714       1.5
Delaware....................    19,947     0.2        42,557,420       0.2
District of Columbia........    20,573     0.2        44,637,414       0.2
Florida.....................   648,409     6.8     1,286,438,273       7.0
Georgia.....................   220,582     2.3       471,728,762       2.6
Hawaii......................    45,183     0.5       101,009,205       0.5
Idaho.......................    37,701     0.4        72,497,743       0.4
Illinois....................   466,182     4.9       802,524,993       4.3
Indiana.....................    61,120     0.6        96,947,361       0.5
Iowa........................     8,207     0.1        13,878,764       0.1
Kansas......................    87,528     0.9       165,518,501       0.9
Kentucky....................    96,702     1.0       165,791,141       0.9

                                     PERCENTAGE
                                      OF TOTAL                   PERCENTAGE OF
                          NUMBER OF  NUMBER OF     AMOUNT OF    TOTAL AMOUNT OF
          STATE            ACCOUNTS   ACCOUNTS    RECEIVABLES     RECEIVABLES
          -----           ---------- ---------- --------------- ---------------
Louisiana................ $  240,549     2.5%   $   392,761,772        2.1%
Maine....................     32,232     0.3         62,499,382        0.3
Maryland.................    247,975     2.6        516,936,740        2.8
Massachusetts............    305,259     3.2        536,581,176        2.9
Michigan.................    323,236     3.4        625,873,842        3.4
Minnesota................     64,533     0.7         88,208,711        0.5
Mississippi..............     61,443     0.6        116,544,214        0.6
Missouri.................    160,632     1.7        291,350,620        1.6
Montana..................     36,626     0.4         66,789,197        0.4
Nebraska.................     61,058     0.6         97,715,628        0.5
Nevada...................     74,314     0.8        161,654,847        0.9
New Hampshire............     50,273     0.5         87,487,099        0.5
New Jersey...............    417,304     4.4        732,072,085        4.0
New Mexico...............     60,748     0.6        109,577,909        0.6
New York.................    746,869     7.8      1,478,448,366        8.0
North Carolina...........    177,596     1.9        361,180,447        2.0
North Dakota.............     20,753     0.2         30,075,535        0.2
Ohio.....................    361,842     3.8        651,765,893        3.5
Oklahoma.................    173,280     1.8        296,795,209        1.6
Oregon...................    130,053     1.4        253,496,344        1.4
Pennsylvania.............    404,358     4.2        640,863,817        3.5
Rhode Island.............     40,168     0.4         70,325,155        0.4
South Carolina...........     90,543     0.9        168,864,658        0.9
South Dakota.............     22,124     0.2         36,845,389        0.2
Tennessee................     59,751     0.6        103,808,443        0.6
Texas....................  1,015,907    10.6      1,960,176,568       10.6
Utah.....................     60,011     0.6        102,508,871        0.6
Vermont..................     21,403     0.2         35,776,138        0.2
Virginia.................    260,129     2.7        547,352,110        3.0
Washington...............    228,210     2.4        503,489,811        2.7
West Virginia............     48,099     0.5         89,874,873        0.4
Wisconsin................     15,325     0.2         25,581,443        0.1
Wyoming..................     17,256     0.2         31,297,394        0.1
Other U.S. territories
 and possessions.........     27,600     0.4         47,705,341        0.2
                          ----------   -----    ---------------      -----
    TOTAL................ $9,569,556   100.0%   $18,483,595,665      100.0%
                          ==========   =====    ===============      =====

  Since the largest number of cardholders (based on billing addresses) whose accounts were included in the Trust as of September 30, 1996 were in California, Texas, New York, Florida and Illinois, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the Certificates.

                         COMPOSITION OF ACCOUNTS BY AGE
                                TRUST PORTFOLIO

                                     PERCENTAGE
                                      OF TOTAL                   PERCENTAGE OF
                          NUMBER OF  NUMBER OF     AMOUNT OF    TOTAL AMOUNT OF
           AGE             ACCOUNTS   ACCOUNTS    RECEIVABLES     RECEIVABLES
           ---            ---------- ---------- --------------- ---------------
Less than or equal to 6
 Months.................. $  809,116     8.5%   $ 2,295,903,515       12.4%
Over 6 Months to 12
 Months..................  1,627,459    17.0      3,696,720,409       20.0
Over 12 Months to 24
 Months..................  2,914,852    30.5      5,805,746,909       31.4
Over 24 Months to 36
 Months..................  1,961,378    20.5      3,276,411,346       17.7
Over 36 Months to 48
 Months..................    949,867     9.9      1,337,499,893        7.2
Over 48 Months to 60
 Months..................    343,329     3.6        427,260,103        2.3
Over 60 Months...........    963,555    10.0      1,644,053,490        9.0
                          ----------   -----    ---------------      -----
    TOTAL................ $9,569,556   100.0%   $18,483,595,665      100.0%
                          ==========   =====    ===============      =====